EXHIBIT J UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A No. 33-20673) dated August 31, 1999 and to the incorporation by reference therein of our report dated June 11, 1999 on the financial statements of Vision Group of Funds, Inc. (comprising, Vision Treasury Money Market Fund, Vision Money Market Fund, Vision New York Tax-Free Money Market Fund, Vision U.S. Government Securities Fund, Vision New York Municipal Income Fund, Vision Growth & Income Fund, Vision Capital Appreciation Fund, Vision Large Cap Value Fund, and Vision Large Cap Growth Fund) included in its Annual Report to Shareholders for the year ended April 30, 1999.

/s/Ernst & Young LLP
Ernst & Young LLP
Boston, Massachusetts
August 19, 1999